Exhibit 99.1

For Immediate Release

January 21, 2021

Company Contact: Ryan M. Albano EVP and Chief Financial Officer ryan.albano@broadstone.com 585.287.6498

Broadstone Net Lease, Inc. Receives 'BBB' (Stable) Rating from S&P Global Ratings

ROCHESTER, N.Y. – Broadstone Net Lease, Inc. (NYSE: BNL) (“BNL” or the “Company”) today announced that S&P Global Ratings (“S&P”) assigned the Company an initial credit rating of 'BBB' with a stable outlook. S&P is also assigning a 'BBB' rating to the Company’s operating subsidiary, Broadstone Net Lease, LLC and a 'BBB' issue-level rating to the Company's outstanding senior unsecured notes.

S&P commented that the rating reflects BNL's well-diversified platform that mitigates sector-specific headwinds, its steady and favorable operating performance, and its prudent financial policy following the successful execution of its IPO.

Ryan M. Albano, BNL’s Chief Financial Officer, commented, “We are very pleased to announce our new investment grade rating with S&P. We believe that this is a direct reflection of our diversified portfolio of high-quality real estate leased to credit-worthy tenants, conservatively structured balance sheet, and strong historical operating performance. Access to capital at competitive rates is important to creating long-term shareholder value. In addition to immediate interest savings on our existing bank loans, this new investment grade rating will further enhance our ability to grow our real estate portfolio through a diversity of funding sources.”

About Broadstone Net Lease, Inc.

BNL is an internally-managed REIT that acquires, owns, and manages primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. The Company utilizes an investment strategy underpinned by strong fundamental credit analysis and prudent real estate underwriting. As of December 31, 2020, BNL’s diversified portfolio consisted of 641 properties in 41 U.S. states and one property in Canada across the industrial, healthcare, restaurant, office, and retail property types, with an aggregate gross asset value greater than $4 billion.

Cautionary Statements Concerning Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “would be,” “believe,” “continue,” or other similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause BNL’s actual future results to differ materially from expected results and/or negatively impact our credit rating, including, without limitation, risks and uncertainties related to the COVID-19 pandemic and its related impacts on us and our tenants, general economic conditions, local real estate

Exhibit 99.1

conditions, tenant financial health, and property acquisitions and the timing of these acquisitions. These and other risks, assumptions, and uncertainties are described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which BNL filed with the SEC on February 27, 2020, and updated in BNL’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30, and September 30, 2020, which BNL filed with the SEC on May 7, August 4, and November 5, 2020, respectively. These documents, which you are encouraged to read, are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company assumes no obligation to, and does not currently intend to, update any forward-looking statements after the date of this press release, whether as a result of new information, future events, changes in assumptions or otherwise.

2